Exhibit 99.1

Where are we going?

Boston Scientific

	Guidance 2015E	Goals 2016E	Goals 2017E	Goals 2018-2019E
Organic Revenue	+3-5%	+3-6%	+3-6%	+4-7%
Operational Revenue	+5-8% with AMS & Bayer Int.	+5-9% with AMS	Upside from potential M&A	
Adjusted Op. Margin	22.0-22.5%	+~150 bps	25%+	+50-100bps annually
Adjusted EPS	$0.88-0.92 +5%-10% +13%-17% ex FX	target double digit growth ex-FX		

Mid-single digit growth company with differentiated margin expansion, driving double-digit adjusted EPS growth (excluding FX)

22

2015 Guidance: Continued execution Measure FY 2015 As Reported Revenue ($M) 7,225 to 7,375 Operational Growth +4% to +6% As Reported Growth -2% to flat vs. FY 2014A Adjusted Gross Margin 71% to 72% +30 bps to +130 bps Adjusted SG&A % of Sales 36.5% to 37.5% -140 bps to -40 bps Adjusted R&D % of Sales 11% to 12% -10 bps to +90 bps Adjusted Operating Margin 22.0% to 22.5% +180 bps to +230 bps Adjusted Tax Rate 13% to 15% Adjusted EPS $0.88 to $0.92 GAAP EPS $0.32 to $0.38 133 Exhibit 99.1

Exhibit 99.1

Where are we going?

Boston Scientific

	Guidance 2015E	Goals 2016E	Goals 2017E	Goals 2018-2019E
Organic Revenue	+3-5%	+3-6%	+3-6%	+4-7%
Operational Revenue	+5-8% with AMS & Bayer Int.	+5-9% with AMS	Upside from potential M&A	
Adjusted Op. Margin	22.0-22.5%	+~150 bps	25%+	+50-100bps annually
Adjusted EPS	$0.88-0.92 +5%-10% +13%-17% ex FX	target double digit growth ex-FX		

Mid-single digit growth company with differentiated margin expansion, driving double-digit adjusted EPS growth (excluding FX)

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